Exhibit 10.11(a)

AMENDMENT NO. 1

TO THE

STRATEGIC RELATIONSHIP AGREEMENT

This Amendment (this “Amendment”), entered into as of the             day of May, 2005, by and among Cendant Real Estate Services Group, LLC, a Delaware limited liability company, Cendant Real Estate Services Venture Partner, Inc., a Delaware corporation, PHH Corporation, a Maryland corporation, PHH Mortgage Corporation, a New Jersey corporation, PHH Broker Partner Corporation, a Maryland corporation, and PHH Home Loans, LLC, a Delaware limited liability company (collectively, the “Parties”), amends the Strategic Relationship Agreement, dated as of January 31, 2005, by and among the Parties (the “SRA”).

Capitalized terms used in this Amendment without definition shall have the meanings given to them in the SRA.

WHEREAS, the Parties desire to amend the SRA to create an exception to the exclusivity obligations contained in Section 2.1 thereof where such obligations conflict with law or the terms of certain contracts to which Cendant Mobility is a party.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the SRA and this Amendment, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Section 2.2 of the SRA shall be amended to add a new subparagraph (c), which will read as follows:

(c) To the extent Cendant Mobility determines that it is required to do so by law or the terms of any contract with a client to which it is or becomes a party, Cendant Mobility may recommend to its relocation customers, in addition to the Company, one or more alternative providers (as specified by the client) of Mortgage Loans and other mortgage products and services not affiliated with Cendant or PHH. In such event, to the extent permissible, Cendant Mobility will use commercially reasonable efforts to recommend to its clients PHH’s other private label customers; provided, however that both PHH and Cendant acknowledge that Cendant Mobility’s customers retain the ultimate decision related to such recommendation.

2.    The term “Agreement” as used in the SRA shall be deemed to refer to the SRA as amended hereby. Except as set forth herein, the SRA shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amendment, on the one hand, and the SRA, on the other hand, with respect to the matters set forth herein and contemplated hereby, the provisions of this Amendment shall govern such conflict or inconsistency.

3.    This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the SRA, effective as of the date first written above.

CENDANT REAL ESTATE SERVICES GROUP, LLC

By:	/S/ DAVE J. WEAVING
Name: Dave J. Weaving
Title: SVP

CENDANT REAL ESTATE SERVICES VENTURE PARTNER, INC.

By:	/S/ DAVE J. WEAVING
Name: Dave J. Weaving
Title: SVP

PHH CORPORATION

By:	/S/ TERENCE W. EDWARDS
Name: Terence W. Edwards
Title: President and CEO

PHH MORTGAGE CORPORATION

By:	/S/ JOSEPH E. SUTER
Name: Joseph E. Suter
Title: President and CEO

PHH HOME LOANS, LLC

By:	/S/ TERENCE W. EDWARDS
Name: Terence W. Edwards
Title: President and CEO

PHH BROKER PARTNER CORPORATION

By:	/S/ JOSEPH E. SUTER
Name: Joseph E. Suter
Title: President

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